Exhibit 8.1


                        SIDLEY AUSTIN BROWN & WOOD LLP

       CHICAGO                 787 SEVENTH AVE.                BEIJING
        ----               NEW YORK, NEW YORK 10019             ----
       DALLAS               TELEPHONE 212 839 5300             GENEVA
        ----                FACSIMILE 212 839 5599              ----
     LOS ANGELES                www.sidley.com                HONG KONG
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    SAN FRANCISCO                                              LONDON
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   WASHINGTON, D.C.              FOUNDED 1866                 SHANGHAI
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                                                             SINGAPORE
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                                                                TOKYO


                                 June 5, 2003


Citigroup Vehicle Securities Inc.
390 Greenwich Street
New York, New York  10013

               Re:    Citigroup Vehicle Securities Inc.
                      Registration Statement on Form S-3
                      -----------------------------------

Ladies and Gentlemen:

        We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by Citigroup Vehicle Securities Inc., a Delaware corporation (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") to be registered pursuant to the Registration Statement and issued from time to time in one or more series. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Depositor pursuant to a Trust Agreement (each, a "Trust Agreement") between the Depositor and an Owner Trustee, or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee. Each series may include one or more classes of Notes, which will be issued pursuant to an Indenture between the related Trust and an indenture trustee. Each series may also include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

        We have advised the Registrant with respect to the material federal income tax consequences to investors in the Notes or Certificates. Our opinion is set forth in the description under the headings "Summary of Terms of the Securities -- Tax Status", "Summary of Terms of the Certificates -- Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplements, all a part of the Registration Statement. Such opinion discusses the material federal income tax consequences to investors in the Notes or Certificates, but does not purport to discuss all possible federal income tax ramifications of the issuance, and with respect to the material federal consequences discussed, in our opinion, the description is accurate in all material respects.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to the Trust) under the heading "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,


                                            /s/ SIDLEY AUSTIN BROWN & WOOD LLP



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